Exhibit 23.03

                    INDEPENDENT AUDITORS' CONSENT


    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated
March 29, 1996 relating to the financial statements of Lightning Optical Corporation for the year ended
June 30, 1995, which appears in the Form 8-K/A for the event dated February 22, 1996.


/s/ Alpern, Rosenthal & Company
Pittsburgh, Pennsylvania
May 24, 1996